Exhibit 10.29

AMENDMENT 2 TO

MANUFACTURING SERVICE AGREEMENT

This Amendment 2 (“Amendment”) is made and entered into as of this 27th day of July 2012 (the “Effective Date”), by and between SANMINA-SCI Corporation, a Delaware corporation having a principal place of business at 2700 North First Street, San Jose, California 95134 (“SANMINA-SCI”) and Symmetricom, Inc., a Delaware corporation, having a principal place of business at 2300 Orchard Parkway, San Jose, CA 95131 ("CUSTOMER”). CUSTOMER and Sanmina-SCI are sometimes collectively referred to as a “Party” and the “Parties.”

WHEREAS, the Parties entered into a Manufacturing Services Agreement dated March 22, 2010 (the “Agreement”):

WHEREAS, the Parties entered into Addendum One, dated September 18, 2009, to add Prepaid Inventory Program ordering process and inventory management to the Agreement;

WHEREAS, the Parties entered into Addendum Two, dated April 2, 2010, to add transition project management services to be provided by Sanmina-SCI in connection with the closure of Customer’s Puerto Rico facility;

WHEREAS, the Parties entered into Amendment One, dated May 16, 2012 to amend certain terms of the Agreement and add 3PL services to the Agreement;

WHERAS, the Parties desire to further amend certain terms in the Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Parties agree to amend the Agreement as follows:

1.	Section 4.2(g) of the Agreement is hereby deleted and replaced with the following :

4.2(g)	CUSTOMER acknowledges that the term "purchase commitments to a Vendor” (as used in Section 4.2(a) and elsewhere in the Agreement) includes not only purchase orders issued to the Vendor, but also forecasts provided to the Vendor in accordance with Sanmina-SCI's Supplier Managed Inventory Program ("SMI Program"). Under the SMI Program, Sanmina-SCI provides the Vendor with forecasts of anticipated Component requirements, and the Vendor is obligated to supply Sanmina-SCI with all forecasted Components, but Sanmina-SCI does not issue the Vendor a purchase order until the Component is actually required by Sanmina-SCI for production. However, under the SMI Program, Sanmina-SCI may be obligated to either consume a sufficient level of the forecasted Components or pay the vendor for a certain level of unused Components. For the purpose of this Agreement, CUSTOMER's Component Liability (pursuant to 4.2(f), as further defined in Attachment One, “SMI Component Addendum”, attached hereto, as such Attachment may be amended from time to time by the Parties shall include the cost of any required Vendor payments under the SMI Program as well as any Components actually ordered from the Vendor based on CUSTOMER's Forecast. For avoidance of doubt, Sanmina-SCI and the CUSTOMER will mutually agree to those SMI components in Attachment One, with liability prior to Sanmina-SCI providing the CUSTOMER with forecasts of anticipated Component requirements.

2.	Entire Agreement.

The Agreement together with the Addenda, Amendment 1 and this Amendment constitute the entire agreement between the Parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements, representations, warranties, statements, promises and undertakings, whether

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oral or written. In the event of a conflict between the terms and conditions of this Amendment and the terms of the Agreement with respect to the subject matter hereof, the terms of this Amendment shall control. Except as specifically amended by this Amendment 2, all of the provisions of the Agreement shall remain in full force and effect and be binding upon the parties hereto. The Agreement may not be amended, altered or modified except by a writing signed by both.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SANMINA-SCI CORPORATION	SYMMETRICOM, INC.

/s/ Jose A. Carrasquillo	/s/ Gerald R. Leo
Authorized Signature	Authorized Signature

Jose A. Carrasquillo	Gerald R. Leo
Printed Name	Printed Name

Sr. Vice President	Vice President of Supply Chain
Title	Title

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ATTACHMENT 1

SMI COMPONENT ADDENDUM

EFFECTIVE DATE: ____________________

SANMINA-SCI and CUSTOMER wish to add the components listed below:

Component List:

CUSTOMER Part #	SANM Part#	Supplier Name	Minimum Pull QTY	Buffer Inventory (wks)	Upside Percentages	Liability (# weeks)	Replenishment Lead Time	Freshness

Descriptions of the columns in the above table:

•	“Supplier Name”: The supplier of the Component to Sanmina-SCI.

•	“Minimum Pull Quantities”: Deliveries of Components are to be made in the minimum pull quantity specified above or multiples thereof.

•	“Buffer Inventory”: The minimum level of Components which the supplier must maintain in the hub. Such inventories are maintained based on the forecasts sent to the supplier.

•	“Upside Percentages”: The upside percentages over and above the Buffer Inventory based on the forecasts sent to supplier.

•	“Liability #weeks”: The number of weeks forecast that represent the maximum on-order liability for Components.

•	“Replenishment Lead-Time”: The length of the manufacturing process between the start of a known requirement and the actual delivery of such Components for the replenishment of the Buffer Inventory.

•	“Freshness”: At the conclusion of the freshness period, Sanmina-SCI must take possession of and pay for Components.

NOTE: Should SANMINA-SCI and CUSTOMER agree to maintain this addendum solely in electronic form, the receiving Party shall acknowledge receipt of the addendum change (e.g. an email response to an email transmitted) via agreed-upon means. The addendum in effect at any given time shall be the last acknowledged addendum. Spreadsheet files shall be clearly marked internally with the Effective Date of the amendment and externally via archival naming conventions (e.g. passthroughaddendum_061806.xls). Such archives shall be maintained by the Parties for one year after their replacement.

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